ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is effective as of February 27, 2004, by and between IbrizOil Inc., an Alberta corporation (“Ibriz”), China Energy Ventures Corp., a Nevada corporation ("CEVC") and Big Sky Energy Kazakhstan Ltd. (“BSEK”).

WHEREAS, under the terms of the Purchase and Sale Agreement between Ibriz and BSEK, attached hereto as Exhibit D, Ibriz owns a five percent (5%) over-riding royalty in BSEK’s interest in KoZhaN LLP, a limited liability partnership, net of royalties, lifting and transportation costs  (the "Asset") and CEVC is desirous to acquire the Asset in exchange for a certain number of shares of CEVC’s common stock (the "CEVC Shares").

1.

DEFINITIONS.

A.

"Affiliate", with respect to any Person, shall mean at the time in question, any other Person controlling, controlled by or under common control with such Person.

B.

"Contracts" shall mean all contracts, of which Ibriz is a party to relating to the purchase of the entity in Kazakhstan.

C.

"Material Adverse Effect" shall mean a material adverse effect on the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of the relevant Person.

D.

"Permits" shall mean all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with and under all Federal, state, local or foreign laws and governmental or regulatory bodies.

E.

"Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body or other entity.

2.

PURPOSE

On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, Ibriz agrees to exchange with CEVC the Asset for the CEVC Shares, the number of which shall be determined in accordance with Section 3 below.

3.

SALE AND EXCHANGE OF ASSET AND STOCK.

Subject to the conditions set forth in this Agreement, the closing of the transaction contemplated by this Agreement (the "Closing"), which shall take place on February 27, 2004, or such other date agreed to between the parties (the "Closing Date"), are:

(1)  Delivery by Ibriz to CEVC the title to the Asset by virtue of a signed Assignment in the form attached hereto as Exhibit A, with such corporate resolutions as necessary to effect the transfer of the Asset to CEVC; and

(2)  Delivery by CEVC of stock certificates representing the CEVC Shares, the number of which shall be determined as follows:

(a) The value of the Asset shall be determined by a valuation report as at December 1, 2003 on the prospects to which the Asset relates prepared by PetroGlobe (Canada) Ltd. dated February 2, 2004 hereto attached as Exhibit C (the “Asset Value”); and

(b) The Asset Value shall be divided by the average closing price of CEVC’s common stock as quoted on the NASD OTC/Bulletin Board for the five (5) days prior to the Closing, with the resulting number representing the number of CEVC Shares to be issued and delivered to Ibriz in consideration for the Asset.

4.

REPRESENTATIONS AND WARRANTIES OF CEVC.

CEVC hereby represents and warrants to Ibriz that:

A.

Organization.     CEVC is a corporation duly organized, validly existing and in good standing, under the laws of the State of Nevada with all requisite power and authority to enter into, and perform its obligations under this Agreement.  CEVC is duly qualified or otherwise authorized as a corporation to transact business and is in good standing in each jurisdiction in which it transacts business.

B.

Authority.     This Agreement has been duly executed and delivered by CEVC and constitutes a valid and binding agreement of CEVC enforceable against CEVC in accordance with its terms.  The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which CEVC is a party.

C.

Capitalization.  Exhibit B hereto sets forth the authorized capitalization of CEVC.  All of the outstanding shares of common stock of CEVC are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights.

D.

Consents and Approvals.  Except as described below in this subsection 4.E, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof do not require CEVC to obtain any consent, approval or action of, or make any filing with or give any notice to any Person.

E.

Legal Status.   The CEVC Shares are, or upon issuance shall be, genuine and validily issued and outstanding, fully paid and non-assessable and are not issued in violation of the pre-emptive rights of any person or of any agreement by which CEVC is bound.

5.

REPRESENTATIONS AND WARRANTIES OF IBRIZ.

Ibriz hereby represents and warrants to CEVC that:

A.

Organization.     Ibriz is a corporation duly organized, validly existing and in good standing, under the laws of the Province of Alberta with all requisite power and authority to enter into, and perform the obligations under this Agreement.  Ibriz is duly qualified or otherwise authorized as a corporation to transact business and is in good standing in each jurisdiction in which it transacts business.

B.

Authority.     This Agreement has been duly executed and delivered by Ibriz and constitutes a valid and binding agreement of Ibriz, enforceable against it in accordance with its terms.  The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which Ibriz is a party or to which the Asset is subject.

C.

Consents and Approvals.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof do not require Ibriz to obtain any consent of, approval or action of, or make any filing with or give any notice to, any Person.

D.

Title.   The Asset shall be delivered with good title and no encumbrances thereon.

E.

Regulation S Representations.

The following representations and warranties contained in this Section 5.F are made by Ibriz with the intent that they may be relied upon by CEVC in determining Ibriz’s suitability as a purchaser of the CEVC Shares.

1)

Ibriz has read CEVC ‘s annual report for the year ended December 31, 2002 and quarterly reports for the period ending September 30, 2003 and any amendments to such reports (the “Annual and Quarterly Reports”) and Ibriz is familiar with all terms and provisions thereof.

2)

Ibriz confirms that the purchase of the Shares occurred in an “offshore transaction” in that:

a)

At the time that this Agreement was entered into, and as of the effective date of the issuance of the CEVC Shares, Ibriz was outside of the United States; and

b)

Ibriz is not a U.S. Person.  For purposes hereof, "U.S. Person" means:

i)

any natural person resident in the United States;

ii)

any partnership or corporation organized or incorporated under the laws of the United States;

iii)

any estate of which any trustee is a U.S. Person;

iv)

any trust of which any trustee is a U.S. Person;

v)

any agency or branch of a foreign entity located in the United States;

vi)

any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit of a U.S. person;

vii)

any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if any individual) resident in the United States; and

viii)

any partnership or corporation if:

(1)

organized or incorporated under the laws of any foreign jurisdiction; and

(2)

formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(1) under the Securities Act) who are not natural persons, estates or trusts.

3)

Ibriz has previously been advised that it would have an opportunity to review all the pertinent facts concerning CEVC, and to obtain any additional information which it might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information contained in the Annual and Quarterly Reports.

4)

Ibriz has personally communicated or been offered the opportunity to communicate with an executive officer of CEVC to discuss the business and financial affairs of CEVC, its products and activities, and its plans for the future. Ibriz acknowledges that if it would like to further avail itself of the opportunity to ask additional questions of CEVC, CEVC will make arrangements for such an opportunity on request.

5)

Ibriz has been advised that no accountant or attorney engaged by CEVC is acting as its representative, accountant, or attorney, with the exception of MacLeod Dixon.

6.

REPRESENTATIONS AND WARRANTIES OF BSEK.

BSEK hereby represents and warrants to CEVC that:

A.

Consent.     BSEK hereby consents to the assignment of the Asset by Ibriz to CEVC.

B.

Status of Asset.  BSEK hereby recognizes and confirms Ibriz’s title to the Asset, furthermore confirms that the Purchase and Sale Agreement whereby the Asset was conveyed to Ibriz is in full force and effect, that it has no claims against Ibriz under such agreement or any other claims against Ibriz that might affect the Asset and that the Asset consists of those rights as described in the first paragraph of this Agreement.

7.

COVENANTS AND AGREEMENTS.

A.

Litigation.  From the date hereof through the Closing Date, Ibriz shall notify CEVC promptly of any actions or proceedings that are threatened against Ibriz or the Asset.

B.

Due Diligence.  Prior to the Closing Date, CEVC shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, properties, business and operations of Ibriz and such examination of the books, records, tax returns, results of operations as they relate solely to the Asset as CEVC reasonably deems necessary.

C.

Acquisition Proposals.  From the date hereof through the Closing Date, neither Ibriz nor any of its officers, directors, employees, representatives or agents, shall, directly or indirectly, solicit, initiate or participate in any way in discussion or negotiations with, or provide any information or assistance to, or enter into any contract with any person or entity or group of persons or entities (other than CEVC) concerning any transfer, sale, encumbrance or other disposition of the Asset (other than the pursuant to the transactions contemplated by this Agreement) (each an "Acquisition Proposal"), or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing.  Ibriz shall promptly communicate to CEVC the terms of any Acquisition Proposal, which it or any such other Person may receive.

D.

Further Assurances.  Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provision hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

8.

CONDITIONS PRECEDENT TO THE OBLIGATION OF CEVC TO CLOSE.

The obligation of CEVC to enter into and complete the Closing is subject, at CEVC's option, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

A.

Delivery of Assignment. Ibriz shall have caused the Assignment to be duly executed and the original thereof to be delivered to CEVC at the Closing.

B.

Representations and Covenants.  The representations and warranties of Ibriz contained in this Agreement shall be true and correct on and as of the Closing Date except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period.  Ibriz shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Ibriz on or prior to the Closing Date.  Ibriz shall have delivered to CEVC a certificate of Ibriz, dated the Closing Date, and signed by Ibriz an officer of Ibriz to the foregoing effect.

C.

Third Party Consents.  All consents, Permits, and approvals from parties to Contracts with Ibriz that may be required in connection with the performance by Ibriz of its obligations under this Agreement or the continuance of such Contracts in full and effect after the Closing shall have been obtained.

D.

Lack of Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that have or could have a Material Adverse Effect on Ibriz’s title to or ability to sell the Asset.

E.

Cooperation.  Ibriz shall have provided CEVC or its representatives with any other certificates or other documents related to this Agreement or in connection with the Closing that CEVC may request and shall otherwise have cooperated in CEVC's examination of the Asset.

9.

CONDITIONS PRECEDENT TO THE OBLIGATION OF IBRIZ TO CLOSE

The obligation of Ibriz to enter into and complete the Closing is subject, at the option of Ibriz, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may waived by them, to the extent permitted by law.

A.

Delivery of Stock Certificates. CEVC shall cause stock certificates representing the CEVC Shares to be issued in the name of Ibriz and cause such certificates to be delivered at the Closing.

B.

Representations and Covenants. The representations and warranties of CEVC contained in this Agreement shall be true and correct on and as of the Closing Date  except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period.  CEVC shall have preformed and complied with all covenants and agreements required by this Agreement to be performed or complied with by CEVC on or prior to the Closing Date.  CEVC shall have delivered to Ibriz a certificate of CEVC, dated the Closing Date, and signed by an appropriate officer of CEVC to the foregoing effect.

C.

Lack of Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that have or could have a Material Adverse Effect on CEVC.

D.

Cooperation.  CEVC shall have provided Ibriz or its representatives with any other certificates or other documents related to this Agreement or the business and operations of CEVC or in connection with the Closing that Ibriz may request and shall otherwise have cooperated in Ibriz's examination of the business and operations of CEVC.

10.

WAIVER OF CONFLICT.

Each Party to this Agreement acknowledges that Glenn Van Doorne is a Director, Chief Executive Officer and a shareholder of Ibriz and also a member of the Board of Directors of Big Sky Energy Kazakhstan Ltd., which is a subsidiary of CEVC.  Each party hereby waives any conflict of interest that such dual relationship may cause.

11.

MISCELLANEOUS.

A.

Notices.   Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, courier, or facsimile transmission addressed as follows:

To Ibriz:

c/o Glenn Van Doorne

2215-20 Avenue SW

Calgary, Alberta T2T 0M4

Facsimile: (403) 244-8739

with a copy to:

Macleod Dixon LLP

3700 Canterra Tower

400 Third Avenue S.W.

Calgary, Alberta T2P 4H2

Attn.: Paul Drager

to:

China Energy Ventures Corp.

c/o Mr. Matthew Heysel

1980, 440 – 2nd Avenue S.W.

Calgary, Alberta T2P 5E9

Facsimile:  403-265-8808

With a copy to

W. Scott Lawler, Esq.

1530 Ninth Avenue SE

Calgary, Alberta, T2G 0T7

Facsimile: 403-262-3620

and to:

Big Sky Energy Kazakhstan Ltd.

c/o Mr. Glenn van Doorne

1980, 440 – 2nd Avenue S.W.

Calgary, Alberta T2P 5E9

Facsimile:  403-265-8808

or to any other address which may hereafter be designated by a party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt by the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

B.

Severability.   If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or enforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal and unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

C.

Assignment.   Neither party may assign this Agreement without the express written consent of the other party, however, any such assignment shall be binding on and inure to the benefit of such successor, or, in the event of death or incapacity, on their heirs, executors, administrators and successors of any party.

D.

Attorney's Fees.   If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, any successful or prevailing party will be entitled to recover reasonable attorney's fees (including fees for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

E.

No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, except however that each of the individual Shareholders of Ibriz may assign his or rights hereunder without the approval or consent of any other party.

F.

Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

G.

Further Assurances.   At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the subject shares transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

H.

Broker's and Finders' Fee.  Ibriz and CEVC warrant that neither has incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other shall have responsibility.  Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring the same.

I.

Amendment or Waiver.   Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the consummation of the transactions contemplated hereunder, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

J.

Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

K.

Governing Law.  This Agreement shall be governed by the laws of the Province of Alberta and the laws of Canada applicable herein.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and the year first above written.

IBRIZOIL INC.,

CHINA ENERGY VENTURES CORP.,

an Alberta corporation

a Nevada corporation

By: /s/ Glenn Van Doorne

By: /s/ Matthew Heysel

Name:

Glenn van Doorne

Name:

Matthew Heysel

Title:

Chief Executive Officer

Title:

Chairman and Chief Executive Officer

BIG SKY ENERGY KAZAKHSTAN LTD., an Alberta corporation

By: /s/ Glenn Van Doorne

Name:

Glenn van Doorne

Title:

Managing Director

Exhibit A

ASSIGNMENT

THIS ASSIGNMENT (this “Assignment”) made this 27th day of February 2004 is made by IbrizOil, Inc., an Alberta corporation (“Ibriz”) in favor of China Energy Ventures Corp., a Nevada corporation (“CEVC”).

WHEREAS, Ibriz and CEVC have entered into an Asset Purchase Agreement dated February 27, 2004 (the “Asset Agreement”), whereby Ibriz has agreed to sell and convey the Asset (as such term is defined in the Asset Agreement) to CEVC and CEVC has agreed to purchase and receive the Asset from Ibriz;

NOW THEREFORE for the consideration provided in the Asset Agreement and in consideration of the premises hereto and the covenants and agreements hereinafter set forth and contained, the parties hereto covenant and agree as follows:

1.

DEFINITIONS

All underlined terms used herein shall have the meaning ascribed thereto in the Asset Agreement.

2.

EFFECTIVE TIME

This Assignment shall be effective as of the Closing Date.

3.

CONVEYANCE

Ibriz, pursuant to and for the consideration provided for in the Asset Agreement, the receipt and sufficiency of such consideration being hereby acknowledged by Ibriz, hereby sells, assigns, transfers, conveys and sets over to CEVC the entire right, title, estate and interest of Ibriz in and to the Assets, to have and to hold the same absolutely together with all benefit and advantage to be derived therefrom and subject to the performance and observance of all obligations and burdens associated therewith.

4.

SUBORDINATE DOCUMENT

This Agreement is executed and delivered by the parties hereto pursuant to and for the purposes of the provisions of the Asset Agreement and the provisions of the Asset Agreement shall prevail and govern in the event of a conflict between the provisions of the Asset Agreement and this Agreement.

5.

ENUREMENT

This Assignment shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective trustees, receivers, receiver-managers, successors and assigns.

6.

FURTHER ASSURANCES

Each party hereto will, from time to time and at all times hereafter, at the request of the other party but without further consideration, do all such further acts and execute and deliver all such further documents as shall be reasonably required in order to fully perform and carry out the terms hereof.

IN WITNESS WHEREOF the parties hereto have executed this Assignment as of the date first above written.

IBRIZOIL INC.,

CHINA ENERGY VENTURES CORP.,

an Alberta corporation

a Nevada corporation

By: /s/ Glenn Van Doorne

By: /s/ Matthew Heysel

Name:

Glenn van Doorne

Name:

Matthew Heysel

Title:

Chief Executive Officer

Title:

Chairman and Chief Executive Officer

Exhibit B

Capitalization of China Energy Ventures Corp.

As of February 27, 2004

Issued & Outstanding Shares

39,263,269

Outstanding Stock Options

  7,210,000

Outstanding Warrants

     349,719

Total (fully diluted)

             46,822,988

Exhibit C

PetroGlobe (Canada) Ltd. Valuation Report

Dated February 2, 2004

PETROGLOBE	Suite 1210 McFarlane Tower ● 700 – 4 Avenue SW
LOGO	Calgary, Alberta ● T2P 3J4 ● Canada
Telephone: (403) 265-4488 ● Fax: (403) 265-9727
Email: DzZ@petroglobe.com

Feb. 02, 2004

To:

Mr. Matthew Heysel, Chairman & CEO

Big Sky Energy Kazakhstan

Suite 1980, 440 – 2 Avenue SW

Calgary

AB

Canada

T2P 5E9

Re: Fair Market Value of IbrizOil NPV for Moskoe Project

Dear Mr. Heysel:

PetroGlobe (Canada) Ltd. assess the valuation of Big Sky Energy Kazakhstan’s (Big Sky) interest in the Morskoe Project in Kazakhstan effective December 01, 2003. Subsequent to the valuation, Big Sky entered in a Partnership with ShengLi Oilfield JunWei Petroleum – Tech Development Co. Ltd. (ShengLi) and PetroGlobe updated the economic valuation to incorporate this transaction. IbrizOil has a Net Profits Interest (NPI) in the Morskoe property. As requested, the following outlines the Fair Market Value (FMV) of the IbrizOil NPV for the Morskoe property in Kazakhstan and the basic financial parameters utilized to determine the FMV.

Based on an assessment of Proved Undeveloped Reserves, the FMV of Big Sky’s interest in the Morskoe Project (prior to the Partnership Agreement with ShengLi) was $4.28 Million US at a Discount Rate of 15%.  Subsequent to the Partnership Agreement with ShengLi, the FMV of Big Sky’s interest is $2.03 million US at a Discount Rate of 15%. A discount rate of 15% was used to reflect the political risk of reserve development in Kazakhstan. The effective date of this evaluation was December 01, 2003, with economics reflecting the Partnership Agreement provided in early January, 2004.

Based on the valuation above, the FMV of IbrizOil’s NPI is $415.7 thousand (USD) at a discount rate of 10%. This FMV applies both before and after the ShengLi Partnership transaction since the NPI is calculated on the after tax revenue (of KoZhaN) and before the recovery of ShengLi capital additions.

The key financial parameters upon which the FMV is based are as follows:

-  Fair Market Values for the “Morskoe Project” noted above are for Big Sky’s share of the Morskoe Project before (90%) and after (45%) the ShengLi Partnership Agreement

-  The valuation is after all Kazakhstan (KozHaN) royalties, taxes, and lifting costs

-  Production payments to Bolat et al come out of Kozhan’s cash flow and are applied to 100% of production

-  IbrizOil NPI (as per the original agreement between Big Sky and IbrizOil) is 5 % on Big Sky’s 90% after all costs (royalties, operating and production based taxes) and KZ corporate and excess profit taxes.

-  IbrizOil NPI (after Big Sky’s Partnership Agreement with ShengLi) is 10% on Big Sky’s 45% after all costs (royalties, operating and production based taxes) and KZ corporate and excess profits taxes.  The NPI is paid out before capital recovery of the ShengLi capital additions.

-  Constant dollar economics were discounted to determine NPV

-  The $500,000 signing bonus was considered to be sunk cost and is not included as an expense in this valuation.

-  The sales price used for oil was $ 90 US/tonne.

-  Production is assumed to be sold into the domestic market at the wellhead

-  As requested, the IbrizOil NPV is quoted at a Discount Rate of 10%.

We trust that this meets your requirements. If there are any questions, please contact the undersigned.

Yours truly,

/s/ Dzintra Ziemelis

Dzintra Ziemelis, P. Eng.

PetroGlobe (Canada) Ltd.

cc. Mr. Glenn Van Doorne

Exhibit D

Purchase and Sale Agreement

Between

IbrizOil Inc. and Big Sky Energy Kazakhstan Ltd.

Dated August 21, 2003

PURCHASE AND SALE AGREEMENT

AMONG:

IBRIZOIL INC., an Alberta registered corporation having an office in the City of Calgary, in the Province of Alberta (hereinafter called “Vendor”)

- and -

BIG SKY ENERGY KAZAKHSTAN LTD., an Alberta registered corporation having an office in the City of Calgary, in the Province of Alberta (hereinafter called “Purchaser”)

PURCHASE AND SALE AGREEMENT

Dated as of August 21, 2003

PURCHASE AND SALE AGREEMENT

THIS AGREEMENT made as of the 21st day of August, 2003.

AMONG:

IBRIZOIL INC., an Alberta registered corporation having an office in the City of Calgary, in the Province of Alberta (hereinafter called “Vendor”)

- and -

BIG SKY ENERGY KAZAKHSTAN LTD., an Alberta registered corporation having an office in the City of Calgary, in the Province of Alberta (hereinafter called “Purchaser”)

WHEREAS the Vendor has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Vendor, the Partnership Option, on the terms and conditions set forth herein;

NOW THEREFORE in consideration of the mutual covenants, representations and warranties which are to be made and performed by the respective Parties it is hereby agreed as follows:

ARTICLE 1

INTERPRETATION

1.1

1.1              Definitions

The following terms when used in this Agreement shall have the meanings hereby assigned to them:

“Agreement” means this Purchase and Sale Agreement including asll Schedules hereto, as originally executed and as amended, modified or supplemented from time to time;

“Assets” means, collectively the right, title, estate and interest of the Partnership in and to the oil and gas blocks Morskoye, Karatal and Dauletaly as described in Schedule “A” and any and all other property, assets and rights, whether tangible or intangible, real or personal, pertaining thereto;

“Business Day” means any day on which commercial banks are open for business in Calgary, Alberta;
“Contemplated Transaction” means the transfer of 50% of the Purchasers interest in the Partnership resulting in the Purchaser retaining a 45% interest in the;

“Effective Date” means ●;

“Effective Time” means 12:01 a.m. on the Effective Date;

“Governmental Entity” means any court or tribunal in any jurisdiction or any federal, provincial, municipal or other governmental body, agency, authority, department, commission, board or instrumentality;

“IbrizOil’s Interest” has the meaning set forth in Clause 2.3;

“Outstanding Obligation” has the meaning set forth in Clause 2.3;

“Partnership” means KoZhaN, a limited-liability partnership, established and existing under the laws of Kazakhstan (Registered Certificate No. 39658-1910-TOO (IU), issued by the Almaty Department of Justice on April 28, 2001), having its legal address at office 85, 2 Orbita-4 Microdistrict, Almaty, Kazakhstan;

“Partnership Option” means the right of the Vendor to acquire a 90% interest in the Partnership pursuant to a Memorandum of Understanding attached hereto as Schedule “B”;

“Party” means a Person which is bound by this Agreement;

“Person” means any individual, partnership, corporation,  association, business, trust, government or political subdivision thereof, governmental agenct or other entity;

“Purchaser” means Big Sky Energy Kazakhstan Ltd., an Alberta registered corporation having an office in the City of Calgary, in the Province of Alberta;

“Regulations” means all statutes, laws, codes, treaties, ordinances, decrees, rules, orders and regulations in effect from time to time and made by governments or Governmental Entities having jurisdiction over the Vendor, the Purchaser, or the Partnership;

“Tax Act” means the Income Tax Act (Canada), as amended from time to time; and

“Vendor” means IbrizOil Inc., and Alberta registered corporation having an office in the City of Calgary, in the Province of Alberta.

1.2

Schedules

The following Schedules are attached hereto and made part of this Agreement:

(a)

Schedule “A” – DESCRIPTION OF PROPERTIES

(b)

Schedule “B” – MEMORANDUM OF UNDERSTANDING

(c)

Schedule “C” – SALE AND PURCHASE AGREEMENT

1.3

References

The references “hereunder”, “herein”, and “hereof” refer to the provisions of this Agreement, and reference to Articles, Clauses, Subclauses, Paragraphs or Subparagraphs and to Schedules refer to Articles, Clauses, Subclauses, Paragraphs or Subparagraphs of, and to Schedules to, this Agreement. Any reference to time shall, unless otherwise specified, refer to Mountain Standard Time or Mountain Daylight Savings Time during the respective intervals in which each is in force. The use of the term “including” mean, “including but not limited to.”

1.4

Headings

The headings of the Articles, Clauses, Schedules and any other headings, captions or indices herein are inserted for convenience of reference only and shall not be used in any way in construing or interpreting any provision hereof.

1.5

Singular/Plural

Whenever the singular or masculine or neuter is used in this Agreement or in the Schedules, it shall be interpreted as meaning the plural or feminine or body politic or corporate, and vice versa, as the context requires.

1.6

Use of Funds

All references to “dollars” or “$” herein shall refer to lawful currency of the United States of America, unless stated otherwise.

1.7

Derivatives

Where a term is defined herein, a capitalized derivative of such term shall have a corresponding meaning unless the context otherwise requires.

ARTICLE II

PURCHASE AND SALE

2.1

Agreement of Purchase and Sale

          Upon the terms and subject to the conditions of this Agreement, the Vendor agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Vendor, the Partnership Option, effective as of the Effective Date.

2.2

Exercise of Partnership Option

          Contemporaneous with the execution of this Agreement, the Vendor shall facilitate the process for the Purchaser to acquire a 90% interest in the Partnership, as evidenced by the execution of a sale and purchase agreement substantially in the form attached hereto as Schedule “C”.

2.3      Purchase Price

          The aggregate purchase price to be paid by the Purchaser to the Vendor for Partnership Option shall be a 10% over-riding royalty on Big Sky’s interest in the Partnership determined after giving effect to the Contemplated Transaction, and net or royalties, lifting and transportation costs (“IbrizOil’s Interest”). For clarity, IbrizOil’s Interest shall be 10% of the Purchaser’s 45% interest in the Partnership.

Additionally, the Purchaser shall pat to the Partnership the outstanding obligation of the Vendor in the amount of US$50,000 (the “Outstanding Obligation”).

2.4      Payment of the Purchase Price

          The Purchaser shall pay IbrizOil’s Interest to the Vendor on production after deductions for royalties, lifting and transportation costs have been made. Payment shall be within 30 Business Days of receipt by the Purchaser of its share of Partnership Funds to an account that has been designated by the Vendor to the Purchaser.

        The Purchaser shall pay the Outstanding Obligation to the Partnership on the Effective Date by wire transfer in immediately available funds to an account that has been designated by the Partnership.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARTIES

3.1

Vendor’s Representations and Warranties

The Vendor represents and warrants to the Purchaser that, as of the execution date of this Agreement and during all the time thereafter, the following representations are and will be true, complete and not misleading in any way:

(a)      The Vendor is a corporation duly incorporated, organized and validly existing under the laws of its jurisdiction of incorporation.

(b)       No bankruptcy or similar proceedings have been commenced or are pending or proposed in respect of the Vendor.

(c)      The Vendor has all necessary corporate power, authority and capacity to own the Partnership Option, to exercise the Partnership Option and to carry on the Partnership as presently conducted and is in good standing in each jurisdiction in which the nature of the Partnership Option makes qualification necessary.

(d)      The Vendor has all necessary corporate power authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated have been duly authorized by all necessary corporate action on the part of the Vendor.

(e)      The Vendor is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, order, judgment or decree which would be violated, contravened or breached by, or which would result in the creation or imposition of any material security interest, lien or other encumbrance on the Partnership Option or the Partnership as a consequence of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

(f)        The Vendor is the absolute beneficial owner of the Partnership Option with good and valid title, free and clear of any mortgages, liens, charges, pledges, security interests or encumbrances or any rights of other to acquire any ownership interest in the Partnership Option or the Partnership and is exclusively entitled to possess and dispose of the Partnership Option.

(g)       To the knowledge of the Vendor, the Partnership is the absolute beneficial owner of the Assets with good and valid title, free and clear of any mortgages, liens, charges, pledges, security interests or encumbrances or any rights of others to acquire any ownership interest in any of the Assets and is exclusively entitled to possess and dispose of the same.

(h)       Except for those pre-existing arrangements which the Vendor has disclosed and believes have been terminated, there is no suit, action, litigation, investigation, claim, complaint, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or, to the best of the Vendor’s knowledge, threatened against, or involving the Vendor or the Partnership or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator which, in any case, might adversely affect the properties, business, future prospects or financial condition of the Partnership, or the ability of the Vendor to enter this Agreement or to consummate the transactions contemplated in this Agreement, and the Vendor is not aware of any existing ground on which anyaction, suit or proceeding may be commenced with any reasonable likelihood of success.

(i)        This Agreement constitutes a valid and binding obligation of the Vendor, enforceable against it in accordance with the terms of this Agreement subject, however, to limitation with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(j)        The Vendor is a Canadian resident for the purposes of the Income Tax Act (Canada).

(k)        No government or regulatory authorization, approval, order, consent or filing is required on the part of the Vendor in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of the Vendor’s obligations under this agreement.

(l)

The Vendor will exercise best efforts to facilitate the Purchaser gaining a 90% interest in the Partnership.

(m)

There are no facts known to the Vendor which should be disclosed to the Purchaser in order to make any of the representations and warranties contained in this Agreement not misleading, or which may have a materially adverse effect on the Partnership or its operations, and no facts are known to the Vendor which may materially or adversely affect the Partnership or would operate to prevent the Purchaser from exercising the Partnership Option to enter the Partnership in the manner in which the Vendor has prior to the date of this Agreement.

The Vendor acknowledges that the Purchaser, in agreeing to consummate the transactions contemplated by this Agreement, has relied upon such representations and warranties.

3.2

Purchaser’s Representations and Warranties

The Purchaser represents and warranties to the Vendor that, as of the execution date of this Agreement and during all the time thereafter, the following representations are and will be true, complete and not misleading in any way:

(a)

The Purchaser is a corporation duly incorporated and validly existing under the laws of Alberta.

(b)

The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations under this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser.

(c)

This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with the terms of this Agreement, subject,

however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(d)

The Purchaser is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, order, judgment, decree, license, permit or law which would be violated, contravened or breached by the execution and delivery by it of this Agreement or the performance by it of any of the terms.

(e)

There is no suit, action, litigation, investigation, claim, complaint, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending, or, to the best of the Purchaser’s knowledge, threatened against or relating to the Purchaser or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator which, in any case, might adversely affect the ability of the Purchaser to enter into this Agreement or to consummate the transactions contemplated in this Agreement, and the Purchaser is not aware of any existing ground on which any action, suit or proceeding may be commence with any reasonable likelihood of success.

(f)

The Purchaser has no knowledge that any representation or warranty made by the Vendor in this Agreement is false or inaccurate in any material respect.

The Purchaser acknowledges that the Vendor in agreeing consummate the transactions contemplated by this Agreement has relied upon such representations and warranties.

3.3      Survival of Representations and Warranties

All representations, warranties, covenants and agreements contained in this Agreement on the part of each of the Parties shall survive the Effective Date, the execution and delivery of any bills of sale, instruments of conveyance, assignments or other instruments of transfer or title to the Partnership Option and the payment of the consideration therefore. If no claim shall have been made under this Agreement against a Party with respect to any incorrectness in or breach of any representation or warranty made by that Party in this Agreement within six months following the Effective Date, that Party shall have no further liability with respect to the representation or warranty. Notwithstanding the limitations set out in this paragraph (3.3), any claim which is based on title to the Partnership Option, intentional misrepresentation or fraud may be brought at any time.

3.4      No Merger

The representations and warranties contained in Clauses 3.1 and 3.2 herein of this Agreement shall be deemed to apply to all and shall not merge or diminish as a result of the conveyance of the Partnership Option as contemplated hereunder.

3.5       Disclaimer

The Vendor expressly negate and disclaim, and shall not be liable for, any representation or warranty which may have been made or alleged to be made in any other document or instrument in connection herewith or in any statement or information made or communicated to the Purchaser in any manner. Additionally, the Vendor does not represent or warrant the value of the Partnership Option, the Partnership, the Assets or the future revenues applicable thereto.

        Notwithstanding anything to the contrary in any section of this Agreement, the Vendor does not make any representation, warrant or covenant as to the necessity, or the ability of the Partnership or the Purchaser, under the regulations of Kazakhstan to obtain approval or consent from any Kazakhstan governmental entity in order for the Partnership or the Purchaser to engage in operations in Kazakhstan. The Purchaser specifically acknowledges, agrees and accepts the inherent risk associated with investing and operation in Kazakhstan (including, without limitation: delay or denial of approvals; omissions by governmental entities, civil unrest or any exercise of sovereign power, which would be detrimental to the Purchaser, the Partnership or the Assets) and holds the Vendor harmless for any such occurrence.

ARTICLE IV
NOTICE

4.1

Service of Notice

All notices, requests, consents and other communications required or permitted hereunder shall be deemed to be served properly if served (i) when delivered if delivered  personally (including by courier); (ii) on the third day after mailing, if mailed postage prepaid, by registered or certified mail (return receipt requested); (iii) on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place and recipient of delivery;  or (iv) upon receipt of a confirmed transmission, if send by telecopy or facsimile transmission, in each case to the parties at the following addresses.

4.2     Addresses for Notices

The addresses for service of notices hereunder of each of the Parties shall be as follows:

Vendor:

IbrizOil Inc.

Suite 310

505 Eighth Avenue S.W.

Calgary, Alberta

Canada  T2P 1G2

Attention:

Glenn van Doorne

Telephone:

(403) 234 – 9868
Telecopier:

(403) 264 – 5309

With a copy to,

Macleod Dixon LLP

3700 Canterra Tower

400 Third Avenue S.W.

Calgary, Alberta

Canada  T2P 4H2

Attention:

Paul Drager

Telephone:

(403) 267 – 8261

Telecopier:

(403) 264 – 5973

Purchaser:	Big Sky Energy Kazakhstan Ltd. Suite 1980 Ernst & Young Tower 440 Second Avenue S.W. Calgary, Alberta Canada T2P 5E9 Attention: Daming Yang Telephone: (403) 234 – 8285 Telecopier: (403) 265 – 8808

4.3

Right to Change Address

A Party may change its address for service by notice to the other Parties, and such changed address for service thereafter shall be effective for all purposes of this Agreement.

ARTICLE V
MISCELLANEOUS PROVISIONS

5.1

Waiver

No waiver by any Party of any breach (whether actual or anticipated) of any of the terms, conditions, representations or warranties contained herein shall take effect or be binding upon that Party unless the waiver is expressed in writing under the authority of that Party. Any waiver so given shall extend only to the particular breach so waived and shall not limit or effect any rights with respect to any other or future breach.

5.2

Assignment

Either Party may assign its rights in this Agreement or any interest herein with the prior written consent of the other Party, such consent not to be unreasonably withheld.

5.3

Expenses

Each Party to this Agreement will pay its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein.

5.4       Governing Law

This Agreement shall be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the Province of Alberta. Each Party accepts the jurisdiction of the courts of the Province of Alberta and all courts of appeals therefrom.

5.5        Time

Time shall be of the essence in this Agreement.

5.6       No Amendment Except In Writing

This Agreement may be amended only by written instrument executed by all of the Parties hereto.

5.7       Further Assurances

            The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to consummate the transactions contemplated by the Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and to carry out its provisions, whether before or after the Effective Date.

5.8       Enurement

            This Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

5.9       Severability

           If any provision of this Agreement is or is held to be or becomes void, illegal, invalid or otherwise unenforceable, this Agreement shall be considered divisible and such provisions shall be severable herefrom and inoperative to the extent of such unenforceability and in all other respects this Agreement shall remain in full force and effect. If any such provision may be made enforceable by limitation thereof, such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by law.

IN WITTNESS WHEREOF the Parties have executed this Purchase and Sale Agreement on the date first above written.

IBRIZOIL INC.

BIG SKY ENERGY KAZAKHSTAN LTD.

Per:

s/ Glenn G.H. van Doorne

Per:

/s/ Daming Yang

Glenn G.H. van Doorne

Daming Yang

Chief Executive Officer

SCHEDULE “A”

DESCRIPTION OF PROPERTIES

(Dauletaly)

(Document in Kazakhstani giving longitudinal and latitudinal position of land parcel)

SCHEDULE “A”

(Karataly)

(Document in Kazakhstani giving longitudinal and latitudinal position of land parcel)

SCHEDULE “A”

(Morskoe)

(Document in Kazakhstani giving longitudinal and latitudinal position of land parcel)

SCHEDULE “B”
MEMORANDUM OF UNDERSTANDING

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“Memorandum”) is agreed and signed on this day of May 12, 2002, in Almaty, Republic of Kazakhstan (“Kazakhstan”)

BETWEEN

KOZHAN, limited liability partnership, established and existing under the laws of the Kazakhstan, having the legal address at office 85, micro-district Orbita 4, building 2, Almaty, Kazakhstan, (“KoZhan”) represented by Bolat Mukashev, Director, acting on the basis of the Charter, from one side,

AND

IBRIZOIL INC., company established and existing under the laws of the Province of Alberta, Canada, having the legal address at office 310, 505-8th Ave,S.W., Calgary, Alberta, Canada, T2P 1G2 (“IbrizOil”), represented by Glenn G.H. Van Doorne, Chief Executive Officer, acting on the basis of Article of Association, from the other side.

WHEREAS, KoZhan has certain rights over oil properties in Kazakhstan and is seeking financing for developing those properties;

WHEREAS, IbrizOil is interested in investing into oil properties of Kazakhstan; and

WHEREAS, KoZhan and IbrizOil had preliminary discussions with regard to establishing a joint venture for the purposes of developing the oil properties of KoZhan,

NOW THEREFORE, KoZhan and IbrizOil would like to formulate their agreed intention as of the date hereof as follows.

ARTICLE I
SCOPE

1.

IbrizOil, or its affiliate or nominee, would like to pursue arranging of the investments into KoZhan and its oil properties both existing or future. For that purpose IbrizOil would select an investment entity and finalize its proposal for the investments structure within the reasonable time frame from the date hereof.

2.

KoZhan, from its side, has certain legal rights over and shall pursue further finalization of the formalities related to signing of the subsoil use contracts with the government for the oil fields Morskoye, Karatal and Dauletaly (“Existing Oil Property”).

3.

All and any intentions expressed herein shall be subject to the results of the due diligence referred to in Article II to be fully satisfactory to IbrizOil.

ARTICLE II
FURTHER ACTIONS

1.       For the purposes of finalization of the investments structure IbrizOil would undertake legal and technical due diligence of KoZhan and Existing Oil Property. Further, KoZhan agrees to cooperate with the authorized personnel conducting such due diligence and provide any assistance or documents required in the process thereof.

2.       KoZhan would assist in obtaining the geological data for the field Morskoe and other fields if requested by IbrizOil. This process and all expenses related to obtaining of such data shall be treated as part of the technical due diligence.

3.       All reasonable and documented expenses incurred by KoZhan for the purposes of Article I shall be considered as business expenses and would be reimbursed by IbrizOil. Such expenses shall be reflected in the accounting books of KoZhan and be available for audit by IbrizOil at any time.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

1.       KoZhan hereby represents and warrants to IbrizOil that as of the date hereof and in the future, as the case may be:

a)

It is not going through any litigation or pending litigation with any private entity, person or state authority of Kazakhstan, including tax authority;

b)

Existing Oil Property is free of any encumbrances or claims of any third party;

c)

All and any documents related to Existing Oil Property were and would be received and processed in the legal manner in accordance with the procedure established by the legislation of Kazakhstan;

d)

All funds, which would be received from IbrizOil, would be used strictly in accordance with its purpose and, in case of doubt, additional confirmation would be requested; and

e)

KoZhan would not be discussing alternative investment options with any entity or person other than IbrizOil or its representative or affiliate or nominee unless notified otherwise in writing.

2.

KoZhan understands and agrees that IbrizOil is relying solely on the representations and warranties above in making the decision to invest. In case any of those representations and warranties would prove to be untrue IbrizOil would have unconditional right to terminate any further deals with KoZhan and claim for incurred expenses.

ARTICLE IV
MISCELLANEOUS

1.

KoZhan understands and accepts that after receipt of funds for purchase of geological data, it would become obliged to work and cooperate with IbrizOil unless otherwise directed by the latter.

2.

All information and all discussions pursued hereunder shall be kept confidential and not released without a prior mutual consent.

3.

The exact structure for the investments from IbrizOil into KoZhan would be determined at the later date after completion of the due diligence (technical and legal), evaluation of its results and final commercial negotiations.

4.

This Memorandum of Understanding was signed in two original versions in the English and Russian languages. In the case of discrepancies between the versions, the one in English language shall prevail.

For and on behalf of

For and on behalf of

IbrizOil Inc.

KoZhan Limited Liability Partnership

/s/ Glenn G. H. Van Doorne

/s/ Bolat Mukashev

Glenn G.H. Van Doorne

Bolat Mukashev

Chief Executive Officer

Director

SCHEDULE “C”

SALE AND PURCHASE AGREEMENT

Sale and Purchase Agreement

This Sale-Purchase Agreement (the “Agreement”) was concluded on August 11, 2003, in Almaty, the Republic of Kazakhstan (“Kazakhstan”):

AMONG

Mr. Bolas Raimkanovich Mukashev, a citizen of Kazakhstan, bearer of Identification Card No. 000082879 issued by the Ministry of Internal Affairs of Kazakhstan on July 4, 1996, whose permanent address is: apt. 85, 2 Orbita-4 Microdistrict, Almaty, Kazakhstan (“B. Mukashev”),

Mr. Garifolla Sapayevich Kaschapov, a citizen of Kazakhstan, bearer of Identification Card No. 007319600, issued by the Ministry of Internal Affairs of Kazakhstan on February 16, 1998, whose permanent address is: apt. 93, 157 Shebchenki Str., Almaty, Kazakhstan (“G. Kaschapov”),

Mr. Kadyr Karkabatovich Baikenov, a citizen of Kazakhstan, bearer of Identification Card No. 000056324, issued by the Ministry of Internal Affairs of Kazakhstan on July 19, 1995, whose permanent address is: apt. 89, 55 Kabanbay Str., Almaty, Kazakhstan (“K. Bailkenov”),

Ms. Turgan Nurtayevna Asanova, a citizen of Kazakhstan, bearer of Passport No. 1947791, issued by the Ministry of Internal Affairs of Kazakhstan on May 12, 1997, whose permanent address is: apt. 18, 41 Auezov Str., Astana, Kazakhstan (“T. Asanova”),

Mr. Ruslan Rakhimzhanovich Faskhutdinov, a citizen of Kazakhstan, bearer of Identification Card No. 007030213 issued by the Ministry of Internal Affairs of Kazakhstan on August 25, 1997, whose permanent address is: apt. 7, 43 Radostovets Str., Almaty, Kazakhstan (“R. Faskhutdinov”)

AND

Big Sky Energy Kazakhstan Ltd. a company incorporated under the laws of the province of Alberta, Canada, whose head office address is: 1980, 440 – 2nd Avenue SW, Calgary. Alberta, Canada, T2P 5E9 (the “Buyer”), represented by Mr. Daming Yang, President, acting on the basis of the Article of Association.

Hereinafter B. Mukashev, G. Kaschapov, K. Bailkenov, T. Asanova, and R. Faskhutdinov shall be collectively referred to as the “Seller” and the Seller and the Buyer shall be collectively referred to as the “Parties” and individually as the “Party”.

WHEREAS B. Mukashev currently owns a twenty percent (20%) interest in KoZhan, a limited-liability partnership, established and existing under the alws of Kazakhstan (Registration Certificate No. 39658-1910-TOO (IU) issued by the Almaty Department of Justice on April 28 2001) having its legal address at office 85, 2 Orbita-4 Microdistrict, Almaty, Kazakhstan (“KoZhan”);

WHEREAS G. Kaschapov currently owns a twenty percent (20%) interest in KoZhan;

WHEREAS K. Bailkenov currently owns a twenty percent (20%) interest in KoZhan;

WHEREAS T. Asanova currently owns a twenty percent (20%) interest in KoZhan;

WHEREAS R. Faskhutdinov currently owns a twenty percent (20%) interest in KoZhan;

WHEREAS G. Kaschapov, K. Bailkenov, T. Asanova and R. Faskhutdinov have authorized B. Mukashev to act on their behalf and execute this Agreement for them based on individual powers of attorney issued by Mr. K. Bailenov, T. Asanova and R. Faskhutdinov on August 8, 2003 and by G. Kaschapov on August 9, 2003, attached hereto in Attachment A;

WHEREAS the Seller intends to sell a party of his interest in KoZhaN, on terms and conditions set forth in this Agreement, and the Buyer intends to buy from the Seller a part of his interest in KoZhaN, on the terms and conditions set forth in this Agreement; and

WHEREAS the Buyer has acquired the rights of the Memorandum of Understanding dated May 12, 2002 and would like to arrange investments in KoZhaN and its oil properties both existing and future;

NOW, THEREFORE, the Parties do here agree and covenant as follows:

Article 1

SUBJECT MATTER OF THE AGREEMENT

1.1

The Seller hereby agrees to sell and the Buyer hereby agrees to buy the 18% (eighteen percent) of individual interests of B. Mukashev, G. Kaschapov, K. Bailkenov, T. Asanova and R. Faskhutdinov in the Charter Capital of KoZhaN that constitute in aggregate ninety percent (90%) interest in the Charter Capital of KoZhaN (the “Interest”) on the terms and conditions set forth herein. B. Mukashev, G. Kaschapov, K. Bailkenov, T. Asanova and R. Faskhutdinov shall retain two percent (2%) of their individual interests in the Charter Capital of KoZhaN that constitute in aggregate ten percent (10%) of the Charter Capital of KoZhaN.

Article 2

TERMS OF PAYMENT

2.1

The Buyer shall make the payment for the Interest by paying the Seller the following amounts through installments which in aggregate shall constitute the purchase price (the “Purchase Price”) on the terms and conditions set forth below, all of which payments shall be made by way of wire transfer to the bank account of the Seller or by such other means as may be approved by the Seller from time to time:

(a)      a payment of one hundred thousand (100,000.00) US Dollars after the receipt by KoZhaN of payment in full for two sales of a commercial quantity of oil produced, saved, marketed and sold by KoZhaN from the contract territories, which are the territories covered by the subsoil use contracts existing as of the date of this Agreement (the “Contract Territories”), provided that for the purpose of this Agreement each such sale of a commercial wuantity of oil shall not be of less than four thousand (4,000.00) tones of oil and shall be calculated after deducting the Government’s share of production, if any, whether such share arises by royalty, right to take in kind or otherwise; payment shall be made by KoZhaN within thirty (30) calendar days of the date on which KoZhaN receives payment in full for both sales of oil (net to KoZhaN);

(b)

a payment of three hundred thousand (300,000.00) US Dollars after the receipt of KoZhaN of payment in full for a cumulative production of forty thousand (40,000.00) tones of oil produced, saved, marketed and sold by KoZhaN from the Contract Territories, which amount of cumulative production shall be calculated after deducting the Government’s share of production, if any, whether such share arises by royalty, right to take in kind or otherwise; payment shall be made by KoZhaN within 30 (thirty) calendar days of the date on which KoZhaN receives payment in full for a cumulative production and sale of forty thousand (40,000.00) tones of oil (net to KoZhaN);

(c)

a payment of four hundred thousand (400,000.00) US Dollars after the receipt of KoZhaN of payment in full for a cumulative production of one hundred fifty thousand (150,000.00) tones of oil produced, saved, marketed and sold by KoZhaN from the Contract Territories, which amount shall be calculated after deducting the Government’s share of production, if any, whether such share arises by royalty, right to take in kind or otherwise; payment shall be made by KoZhaN within 30 (thirty) calendar days of the date on which KoZhaN receives payment in full for a cumulative production and sale of one hundred fifty thousand (150,000.00) tones of oil (net to KoZhaN);

(d)

a payment of five hundred thousand (500,000.00) US Dollars after the receipt of KoZhaN of payment in full for a cumulative production of two hundred fifty thousand (250,000.00) tones of oil produced, saved, marketed and sold by KoZhaN from the Contract Territories, which amount shall be calculated after deducting the Government’s share of production, if any, whether such share arises by royalty, right to take in kind or otherwise; payment shall be made by KoZhaN within 30 (thirty) calendar days of the date on which KoZhaN receives payment in full for a cumulative production and sale of two hundred fifty thousand (250,000.00) tones of oil (net to KoZhaN);

(e)

a quarterly payment (the “Production Payment”) per barrel of oil produced, saved, marketed and sold by KoZhaN from the Contract Territories, such production to be calculated after deducting the Government’s share of production, if any, whether such share arises by royalty, right to take in kind or otherwise; such Production Payment shall be either equal to US$ 0.75 (seventy five cents) per barrel of oil if the price of oil is above fourteen (14.00) US Dollars and less than or equal to eighteen (18.00) US Dollars per barrel of oil, or equal to one (1.00) US Dollar per barrel of oil if the price of oil is above eighteen (18.00) US Dollars and less or equal to twenty two (22) US Dollars per barrel of oil, or US$ 1.50 (one dollar and fifty cents) per barrel of oil if the price of oil is above twenty two (22) US Dollars per barrel of oil, inclusive; the price of oil shall be determined as a quarterly average based on a calendar year and calculated based on the actual value of oil realized by sale net of transportation and tariff costs;

(f)

the Production Payment shall be made no later than the thirty (30) day calendar days after the conclusion of each quarter (the last date for payment being the last working day of April, July, October, and January); in the event that payment is not actually received by KoZhaN before the conclusion of the month in which such oil is produced, KoZhaN shall not be required to make the Production Payment in respect of such oil until expiry of fifteen (15) calendar days after the conclusion of the month in which the payment is received; provided, however, that the Production Payment might be reduced for any amount due and outstanding for the fulfillment of ten percent (10%) contribution into KoZhaN’s operations by B. Mukashev pursuant to the ten percent (10%) interest;

(g)

upon awarding of a new tender for subsoil rights outside the Contract Territories, KoZhaN shall pay a US$ 0.05 (five hundredths of dollar) bonus of total oilfield reserves as defined in State Balance of Reserves (Oil) of Kazakhstan as of January 1, 2000, i.e. equivalent to proven recoverable reserves (C1), that is, for instance, if oilfield proven recoverable reserves are five million (5,000,000) barrels, then the bonus shall be equal to two hundred and fifty thousand (250,000.00) US Dollars and be transferred within thirty (30) calendar days after the date on which a tender is awarded; provided, however, that if, for any reason, a Subsoil Use Contract is not signed in furtherance of an awarded tender, then the

Seller shall return the received bonus immediately on demand of the Buyer;

(h)

in order to fulfill its commitments in respect of training Kazakhstani personnel, the Board of Directors of KoZhaN shall approve a list of employees or their children for training in Kazakhstan or abroad; such list of employees or their children shall be first prepared by the President of KoZhaN and then submitted to the Board of Directors for approval; the Parties understand and agree that expenses for such training shall be within the budget contemplated by the subsoil use contracts of KoZhaN; and

(i)

for the purposes for this Article the calculation of “barrels” into “tones: is made based on the formula one (1) tonne = seven (7) barrels.

2.2

All the taxes and levies payable under the laws of Kazakhstan in connection with the purchase of the Interest in KoZhaN as well as the bank charges, commission fees, and conversion expenses that may be related to the payment of the Purchase Price by the

Buyer shall be paid by the Seller after the Buyer remits the Purchase Price to the bank account of the Seller indicated in Clause 9.1 hereof.

2.3

Within ten (10) calendar days after the execution date of this Agreement the Seller shall:

(a)

sign the documents that are required to be registered in the duly authorized state bodies of Kazakhstan, including modifications to the foundation documents of KoZhaN that are due to the purchase of the Interest by the Buyer; and

(b)

assist in completing all other corporate formalities required by the laws of Kazakhstan for the Buyer to become a full-fledged lawful owner of the Interest, including re-registration of KoZhaN with the Ministry of Justice (the “Registration).

2.4

The Buyer shall become the owner of the Interest immediately after completion of the state re-registration of KoZhaN and shall have no obligations with respect to the Purchase Price unless and until the Buyer becomes the full-fledged and sole owner of the Interest free from any encumbrances or third party rights.

Article 3

REPRESENTATIONS AND WARRANTIES

3.1

The Seller hereby represents and warrants to the Buyer that, as of the execution date of this Agreement and during all the time thereafter, each of the following representations and warranties is and will be true, complete and not misleading in any way:

(a)

KoZhaN is a legal entity duly organized and registered in full conformity with the laws of Kazakhstan and has full capacity under the laws of Kazakhstan to carry on its business and its own assets;

(b)

KoZhaN is not at the stage of bankruptcy, rehabilitation, or liquidation nor have any requests (or any other forms of appeal) to initiate any of these processes been submitted to the authorized state bodies, including the courts;

(c)

the Seller is the full-fledged and sole owner of the Interest and fully-entitled to sell the Interest under the laws of Kazakhstan, and in the Interest is free from any encumbrances and third party rights and no person, including KoZhaN, holds an option or other right to acquire the Interest from the Seller or to otherwise acquire any interest whatsoever in KoZhaN;

(d)

the Seller represents that there are no any outstanding debts or other amounts due incurred before the date of this Agreement except the funds received from Ibriz Oil Inc. and if such amounts would be discovered those shall be paid solely by the Seller;

(e)

the pre-emptive rights of other participants of KoZhaN have been properly waived and complied with, as required by the law;

(f)

the Interest is fully paid-in, as required by the laws of Kazakhstan; and

(g)

after the sale of the Interest the Buyer shall acquire full and unrestricted ownership of the Interest, free from any encumbrances or other third party rights.

The Seller acknowledges and agrees that the Buyer has relied, relies and will rely in the future on the representations and warranties of the Seller for concluding this Agreement.

3.2

The Buyer hereby represents and warrants to the Seller that, as of the execution date of this Agreement and during all the time thereafter, the following representations are and will be true, complete and not misleading in any way:

(a)

the Buyer is a legal entity duly organized and registered in full conformity with the laws of Alberta, Canada;

(b)

the Buyer has the right to purchase the Interest and the given transaction has been approved in accordance with the internal corporate procedures of the Buyer; and

(c)

the person concluding this Agreement on behalf of the Buyer is duly authorized to do so.

The Buyer acknowledges and agrees that the Seller has relied, relies and will rely in the future on the representations and warranties of the Buyer for concluding this Agreement.

Article 4

BREACH OF THE AGREEMENT

4.1

In the event of and essential breach of any the warranties under Clause 3.1 at any time or should the condition set forth in Clause 8.1 be breached within 1 (one) year after the date of this Agreement, should these breaches take place, be performed or become known after payment of the Purchase price, the Seller shall, at the sole discretion of the Buyer, either (i) with in one (1) month after the Seller has been notified by the Buyer about such breaches return the Purchase Price and assist the Buyer in undertaking all actions and formalities to annul the purchase of the Interest, or (ii) compensate the Buyer for all expenses and losses deemed by the Buyer to have resulted from the breach within one (1) month after the Buyer has notified the Seller about such expenses and losses. The Buyer shall be entitled to apply the amounts of any such expenses and losses against payment on account of the Purchase Price.

4.2

If the Seller delays the performance of the obligations under Clause 2.3 hereof by more than thirty (30) calendar days, the Buyer shall have the right to cancel this Agreement unilaterally by serving a written notice of cancellation on the Seller, and to request compensation of its losses resulting from such cancellation.

Article 5

APPLICABLE LAW AND DISPUTE RESOLUTION

5.1

This Agreement shall be governed by, interpreted and construed in accordance with the laws of England; provided, however, that the execution and delivery of this Agreement by or on behalf of each individual who forms part of the Seller shall be governed by the laws of Kazakhstan.

5.2

The Parties agree to negotiate in good faith upon request to settle any dispute, controversy or claim arising out of relating to this Agreement or the breach, termination or invalidity of this Agreement (“Dispute”).

5.3

If within sixty (60) calendar days after a Party has requested that such negotiations commence, no binding settlement of such Dispute is finalized, either Party may initiate a settlement by arbitration. Any such arbitration shall be in the City of London and shall be governed by the rules of the International Chamber of Commerce.

Article 6

TERM OF THE AGREEMENT

6.1

The Agreement shall come into force as of the date on which it is executed by the Parties.

6.2

The Agreement shall remain in force until the Parties have fully performed their obligations, with the exception of obligations under Article 3, Clause 4.1 and Article 8 hereof, which shall survive after complete performance of the obligations for an indefinite period of time.

Article 7

FORCE MAJEURE

7.1

The Parties shall be released from responsibility for non-performance or improper performance of their obligations under this Agreement if the non-performance or improper performance is caused by Force Majeure circumstances. “Force Majeure circumstances” shall include natural disasters (earthquakes, floods, hurricanes, etc.), serious fires, war, civil disorders, blockades, national strikes and expropriation. The Party affected by such circumstances shall immediately inform the other Party about them, whereupon the Parties shall take an agreed decision concerning the performance, modification or termination of the Agreement.

7.2

The Parties hereby agree that none of their own actions shall be considered to be Force Majeure circumstances. As regards the Seller, “own actions: shall also include the actions of KoZhaN and/or its participants.

Article 8

CONFIDENTIALITY

8.1

During the entire term of this Agreement and for one (1) year after its termination that essential terms and conditions of this Agreement, particularly, the Purchase Price, shall be regarded by the Parties as confidential information, except for the cases when any of the Parties shall be compelled to disclose such information in accordance with applicable laws. Confidential information shall be accessible only to those employees, officials and consultants of the Parties who need this information for the performance of their obligations in connection with this Agreement or in the course of normal performance of their duties.

8.2

All public announcements, including press releases, concerning the conclusion, contents and/or performance of this Agreement shall be agreed by the Parties in writing before they are made available for publication.

8.3

Notwithstanding the foregoing, any Party may disclose confidential information when such disclosure is required by the rule of law or by Stock Exchange requirements.

Article 9

ADDRESSES OF THE PARTIES

9.1

The following addresses of the Parties shall be used for all purposes of this Agreement unless otherwise notified in writing by any Party:

The Seller:

Address:	Office 1, 117 A, Dostyk Ave. Almaty, Kazakhstan
Telephone:	7 3272 53 35 00
Fax:	7 3272 53 35 00
Attention:	Bolat Raimkanovich Mukashev

The Buyer:

Address:	1980, 440 – 2nd Avenue SW Calgary, Alberta
Telephone	1.403.234.8282
Fax:	1.403.265.8808
Attention:	Daming Yang

Article 10

ASSIGNMENT OF RIGHTS AND OBLIGATIONS

10.1

None of the rights and obligations of either Party to this Assignment shall be assigned to third parties without the explicit written prior consent to such assignment expressed by the other Party.

10.2

Notwithstanding the foregoing any Party may assign or transfer any or all of its rights under this Agreement to an Affiliate or Affiliates without the written prior consent to such assignment expressed by the other Party. For the purposes of this Clause, the Affiliate means any party, person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by or is under common control with that party, and for the purposes of this definition, “control” means possession, directly or indirectly, of the power to direct of cause the direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

Article 11

MISCELLANEOUS

11.1

Any amendments to this Agreement shall be made in the written form only and signed by duly authorized representatives of the Parties.

11.2

If any provision or any part of this Agreement is declared invalid, then the other provisions of this Agreement shall not be affected or impaired thereby and shall remain valid and enforceable.

11.3

Agreement has been executed in the Russian, Kazakh and English languages in ten (10) originals in each language. If any differences arise in the interpretation of the Russian, Kazakh and English texts, the English text shall prevail.

IN WITNESS WHEREOF the Parties have signed this Agreement in Ten (10) originals on the date shown above.

For and on behalf of

For and on behalf of B.R. Mukashev:

Big Sky Energy Kazakhstan Ltd.

Mr. Daming Yang

Mr. Bolat Raimkanovch Mukashev

President

For and on behalf of G. Kaschapov:

For and on behalf of K. Baikenov:

Mr. Bolat Raimkanovch Mukashev

Mr. Bolat Raimkanovch Mukashev

(by power of attorney of August 9, 2003)

(by power of attorney of August 8, 2003)

For and on behalf of T. Asanova:

For and on behalf of R. Faskhutdinov:

Mr. Bolat Raimkanovch Mukashev

Mr. Bolat Raimkanovch Mukashev

(by power of attorney of August 8, 2003)

(by power of attorney of August 8, 2003)